Exhibit 3.1

FireEye, Inc.

Certificate of Designations

4.5% Series A Convertible Preferred Stock

December 11, 2020

Table of Contents

		Page
Section 1.	Definitions	1
Section 2.	Rules of Construction	12
Section 3.	The Convertible Preferred Stock	13
(a)	Designation; Par Value	13
(b)	Number of Authorized Shares	13
(c)	Form, Dating and Denominations	13
(d)	Execution, Countersignature and Delivery	14
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	14
(f)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	15
(g)	Legends	16
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	17
(i)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	19
(j)	Status of Retired or Treasury Shares	20
(k)	Replacement Certificates	20
(l)	Registered Holders	20
(m)	Cancellation	20
(n)	Shares Held by the Company or its Subsidiaries	20
(o)	Outstanding Shares	21
(p)	Repurchases by the Company and its Subsidiaries	22
(q)	Notations and Exchanges	22
Section 4.	Ranking	22
Section 5.	Dividends	22
(a)	Regular Dividends	22
(b)	Calculation of Regular Dividends	23
(c)	Participating Dividends.	24
(d)	Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	24
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	24
(a)	Generally	24
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	25
Section 7.	Redemption at the Option of the Holder	25
(a)	Right to Redeem On or After the Seven Year Anniversary	25
(b)	Redemption Date	26
(c)	Redemption Price	26
(d)	Redemption Notice	26
(e)	Payment of the Redemption Price	26
Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change	26
(a)	Fundamental Change Repurchase Right	26
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	26

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(c)	Fundamental Change Repurchase Date	27
(d)	Fundamental Change Repurchase Price	27
(e)	Initial Fundamental Change Notice	28
(f)	Final Fundamental Change Notice	28
(g)	Procedures to Exercise the Fundamental Change Repurchase Right	29
(h)	Payment of the Fundamental Change Repurchase Price	30
(i)	Third Party May Conduct Repurchase Offer In Lieu of the Company	30
(j)	Fundamental Change Agreements	30
Section 9.	Voting Rights	30
(a)	Voting and Consent Rights with Respect to Specified Matters	31
(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	32
(c)	Procedures for Voting and Consents	32
Section 10.	Conversion	33
(a)	Generally	33
(b)	Conversion at the Option of the Holders	33
(c)	Mandatory Conversion at the Company’s Election	34
(d)	Conversion Procedures	35
(e)	Settlement upon Conversion	36
(f)	Conversion Price Adjustments	37
(g)	Voluntary Conversion Price Decreases	46
(h)	Restriction on Conversions	46
(i)	Effect of Common Stock Change Event	47
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	48
(a)	Equitable Adjustments to Prices	48
(b)	Status of Shares of Common Stock	49
(c)	Taxes Upon Issuance of Common Stock	49
Section 12.	Taxes	49
Section 13.	Term	49
Section 14.	Calculations	49
(a)	Responsibility; Schedule of Calculations	49
(b)	Calculations Aggregated for Each Holder	50
Section 15.	Notices	50
Section 16.	Facts Ascertainable	50
Section 17.	Waiver	50
Section 18.	Severability	50
Section 19.	No Other Rights	50

Exhibits

Exhibit A: Form of Convertible Preferred Stock Certificate	A-1

Exhibit B: Form of Restricted Stock Legend	B-1

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Certificate of Designations

4.5% Series A Convertible Preferred Stock

On December 11, 2020, the Board of Directors of FireEye, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 400,000 authorized shares of a series of preferred stock of the Company titled the “4.5% Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “4.5% Series A Convertible Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to four hundred thousand (400,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.    DEFINITIONS.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as defined in each Purchase Agreement) shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act with the authority of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on August 2, 2016, as the same may be further amended or restated.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same has been and may be further amended or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or Redemption if:

(a)    the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice or Redemption Notice Date, as applicable, is sent to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;

(b)    each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a)) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the Company, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)    (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and

(d)    the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion or that are subject to such Redemption, as applicable, would not be limited or otherwise restricted by Section 10(h).

“Common Stock Participating Dividend” has the meaning set forth in Section 5(c)(i).

“Company” has the meaning set forth in the preliminary paragraph hereto.

“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” initially means $17.25 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Deficit Shares” has the meaning set forth in Section 10(h)(i)(1).

“Distributed Entity” means any Subsidiary of the Company distributed in a Distribution Transaction.

“Distribution Transaction” means any transaction by which an Affiliate or Subsidiary of the Company ceases to be an Affiliate or Subsidiary of the Company by reason of the distribution of such Affiliate’s or Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Distribution Transaction Valuation Period” has the meaning set forth in Section 10(f)(i)(3)(B).

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.

“Dividend Senior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.

“Equity Treatment Limitation” has the meaning set forth in Section 10(h)(i)(1).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Preferred Stock” means a series of convertible preferred stock issued by the Company and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.

“Expiration Date” has the meaning set forth in Section 10(f)(i)(5).

“Expiration Time” has the meaning set forth in Section 10(f)(i)(5).

“Final Fundamental Change Notice” has the meaning set forth in Section 8(f).

“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:

(a)    a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock in a transaction or series of related transactions approved by the Board of Directors;

(b)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b); or

(c)    neither shares of Common Stock nor shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are listed for trading on any United States national securities exchange or all such shares cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(g)(i) and Section 8(g)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means the Closing Date (as defined in each Purchase Agreement).

“Initial Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Liquidation Event” has the meaning set forth in Section 6(a).

“Liquidation Junior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Multiple” means, if the Fundamental Change or Liquidation Event, as applicable, occurs (i) on or prior to the second anniversary of the Initial Issue Date, 105%, (ii) after the second anniversary but on or prior to the fifth anniversary of the Initial Issue Date, 103%, and (iii) after the fifth anniversary of the Initial Issue Date, 100%.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will include any Mirror Preferred Stock issued in accordance with the terms hereof, but does not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(b)(i).

“Liquidation Senior Stock” means any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Majority Holders” has the meaning set forth in Section 10(f)(iv)(1).

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Mandiant Solutions” means the operating division of the Company comprising Mandiant Consulting, Threat Intelligence, Security Validation, Managed Defense and Mandiant Advantage and any other business units that become part of the Mandiant Solutions operating segment.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Mirror Preferred Stock” means a series of convertible preferred stock issued by the Distributed Entity and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.

“Net Debt” means indebtedness for borrowed money minus cash, cash equivalents and short-term investments; provided that, unless such cash proceeds are used to retire or refinance existing indebtedness substantially concurrently with the incurrence of any indebtedness, such determination shall exclude the proceeds of any such debt incurrence. For the avoidance of doubt, “Net Debt” shall exclude any Convertible Preferred Stock.

“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Company has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than pursuant to a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.

“Participating Dividend” has the meaning set forth in Section 5(c)(i).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Purchase Agreements” mean (i) that certain Securities Purchase Agreement by and between the Company and BTO Delta Holdings DE L.P. dated as of November 18, 2020, and (ii) that certain Securities Purchase Agreement by and among the Company and ClearSky Security Fund I LLC and ClearSky Power & Technology Fund II LLC dated as of November 18, 2020, each as may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Purchasers” has the meaning set forth in each Purchase Agreement.

“Purchaser Parties” means the Purchasers and each Permitted Transferee (as defined in each Purchase Agreement) of a Purchaser to whom shares of Convertible Preferred Stock or Common Stock issued upon conversion of shares of Convertible Preferred Stock are transferred pursuant to Section 4.2 of each Purchase Agreement or Common Stock issued under each Purchase Agreement.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” has the meaning set forth in Section 7(a).

“Redemption Date” means the date fixed, pursuant to Section 7(b), for the settlement of the repurchase of the Convertible Preferred Stock by the Holder pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(d).

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Holder sends the Redemption Notice for such Redemption pursuant to Section 7(d).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(c).

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2020 (or beginning on such other date specified in the Certificate evidencing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means four and one-half percent (4.5%) per annum or, to the extent and during the period with respect to which such rate has been adjusted as provided in Section 8(b), such adjusted rate.

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Spin-Off Exchange Offer” has the meaning set forth in Section 10(f)(iv)(1).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(ii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(5).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)    (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.    RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a)    “or” is not exclusive;

(b)    “including” means “including without limitation”;

(c)    “will” expresses a command;

(d)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)    a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)    “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)    the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.    THE CONVERTIBLE PREFERRED STOCK.

(a)    Designation; Par Value. A series of stock of the Company titled the “4.5% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b)    Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is four hundred thousand (400,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may be increased or reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)    Form, Dating and Denominations.

(i)    Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A and (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the depositary.

(ii)    Electronic Certificates; Physical Certificates. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).

(iii)    Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iv)    Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designations, each reference in this Certificate of Designation to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v)    No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi)    Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.

(d)    Execution, Countersignature and Delivery.

Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Company by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(i)    Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.

(e)    Method of Payment; Delay When Payment Date is Not a Business Day.

(i)    Method of Payment.

(1)    Electronic Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.

(2)    Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:

(A)    if the aggregate Liquidation Preference of the Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000.00) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B)    in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)    Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)    Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii)    Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(iii)    Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Conversion Agent.

(iv)    If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designations to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case, for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.

(g)    Legends.

(i)    Restricted Stock Legend.

(1)    Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)    If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)    Other Legends. The Certificate evidencing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iii)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)    Legends on Conversion Shares.

(1)    Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)    Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)	Provisions Applicable to All Transfers and Exchanges.

(1)    Generally. Subject to this Section 3(h), Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)    No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Company; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(c)).

(3)    No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)    Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)    Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)    Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii)	Transfers and Exchanges of Convertible Preferred Stock.

(1)    Subject to this Section 3(h), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.

(2)    Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A)    such old Certificate will be promptly cancelled pursuant to Section 3(m);

(B)    if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)    in the case of a transfer to a transferee, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)    in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iii)    Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been called for Redemption, subject to a Repurchase upon Fundamental Change or surrendered for conversion.

(i)    Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.

(i)    Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged, pursuant and subject to Section 3(h), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii)    Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j)    Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k)    Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be evidence of outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(l)    Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Convertible Preferred Stock.

(m)    Cancellation. The Company may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)    Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(j) and Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o    Outstanding Shares.

(i)    Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).

(ii)    Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)    Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(d)).

(iv)    Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(d)).

(v)    Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(d)).

(p)    Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence, the Company and its Subsidiaries may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)    Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation (including this Certificate of Designations) changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4. RANKING. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. DIVIDENDS.

(a)    Regular Dividends.

(i)    Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i)) thereof (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)(i)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each

Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(ii)    Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i))) of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).

(b)    Calculation of Regular Dividends.

(i)    Generally. With respect to any Regular Dividend Payment Date on or prior to the three (3) year anniversary of the Initial Issue Date, dividends shall not be permitted to be paid in cash, and instead the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time. Such addition will occur automatically, without the need for any action on the part of the Company or any other Person. With respect to any Regular Dividend Payment Date after the three (3) year anniversary of the Initial Issue Date, Regular Dividends shall only be payable in cash, out of funds legally available therefor, and only when and if declared by the Board of Directors; provided that, for the avoidance of doubt, the Board of Directors may elect not to declare such Regular Dividends in which case such amounts shall continue to accrue and the Board of Directors may later declare and pay any previously accrued but undeclared dividends that accrue following the three (3) year anniversary of the Initial Issue Date in cash, out of funds legally available therefor, at any time thereafter.

(ii)    Construction. Any Regular Dividends added to the Liquidation Preference of any share of Convertible Preferred Stock pursuant to Section 5(b)(i) will be deemed to be “declared” and “paid” on such share of Convertible Preferred Stock for all purposes of this Certificate of Designations.

(c)    Participating Dividends.

(i)    Generally. Subject to Section 5(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)    Stockholder Rights Plans, Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (1) a Common Stock Change Event, as to which Section 10(i) will apply; (2) an event for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i), as to which the applicable provision of Section 10(f)(i) will apply (provided, however, that the Holders may elect, by written action of the Majority Holders delivered to the Company prior to the relevant Record Date, to receive a Participating Dividend in lieu of an adjustment to the Conversion Price pursuant to Section 10(f)(i)(2) through (4)); (3) a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), and (4) rights issued pursuant to a stockholder rights plan.

(d)    Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share.

Section 6.    RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a)    Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (any such event, a “Liquidation Event”), then, subject to the rights of any of the

Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)    the product of (x) the Initial Liquidation Preference multiplied by (y) the Liquidation Multiple, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i), on such shares of Convertible Preferred Stock to, but excluding, the date of such payment); and

(ii)    the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.    REDEMPTION AT THE OPTION OF THE HOLDER.

(a)    Right to Redeem On or After the Seven Year Anniversary. Subject to the terms of this Section 7, each Holder has the right, at its election, to require the Company to repurchase, by irrevocable, written notice to the Company, all or any portion of such Holder’s shares of the Convertible Preferred Stock, at any time, on a Redemption Date on or after the seven (7) year anniversary of the Initial Issue Date, out of funds legally available therefor, for a cash purchase price equal to the Redemption Price (each such redemption, a “Redemption”).

(b)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of such Holder’s choosing that is no more than twenty (20), nor less than ten (10), calendar days after the Redemption Notice Date for such Redemption.

(c)    Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i))) of such share at the Close of Business on the Redemption Date for such Redemption.

(d)    Redemption Notice. To require the Company to redeem any share of Convertible Preferred Stock, such Holder must send the Company a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:

(i)    that such share has been called for Redemption;

(ii)    the number of such shares subject to Redemption; and

(iii)    the Redemption Date for such Redemption.

(e)    Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 8.    RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED STOCK UPON A FUNDAMENTAL CHANGE.

(a)    Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its shares of Convertible Preferred Stock pursuant to Section 10 at the then-current Conversion Price or (ii) require the Company to repurchase (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock that have not been converted pursuant to clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change, out of funds legally available therefor, for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)    Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Company will pay Dividends on such shares not repurchased at a Regular Dividend Rate of six and one half percent (6.5%) per annum until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 through but not including the latest of the day upon which the Company pays the Fundamental Change Repurchase Price in full in accordance with this Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 8 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company in good faith believes that it will have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than twenty (20), Business Days after the date the Company sends the related Final Fundamental Change Notice pursuant to Section 8(f).

(d)    Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the product of (x) the Liquidation Preference of such share multiplied by (y) the Liquidation Multiple, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i)) of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change (including any accumulated and unpaid Regular Dividends, whether or not declared, on such share to, but excluding, such Fundamental Change Repurchase Date) and (ii) the amount that such Holders would have received had such Holders, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h).

(e)    Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Company anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 8(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 8(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f)    Final Fundamental Change Notice. If a Holder elects to exercise its Fundamental Change Repurchase Right pursuant to Section 8(a)(ii), on or before the second (2nd) Business Day after the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). Such Final Fundamental Change Notice must state:

(i)    briefly, the events causing such Fundamental Change;

(ii)    the effective date of such Fundamental Change;

(iii)    the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)    the Fundamental Change Repurchase Date for such Fundamental Change;

(v)    the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;

(vi)    if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d);

(vii)    the name and address of the Transfer Agent and the Conversion Agent;

(viii)    the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;

(ix)    that Convertible Preferred Stock may be converted pursuant to Section 10 at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Company fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Company pays such Fundamental Change Repurchase Price in full);

(x)    that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(xi)    that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(g)    Procedures to Exercise the Fundamental Change Repurchase Right.

(i)    Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)    before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2)    such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).

(ii)    Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)    the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)    that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).

(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)    the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)    the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(h)    Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)    Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company.

(j)    Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 8 or Section 10, as applicable.

Section 9.    VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as otherwise provided in the Certificate of Incorporation or required by the General Corporation Law of the State of Delaware.

(a)    Voting and Consent Rights with Respect to Specified Matters.

(i)    Generally. Subject to the other provisions of this Section 9(a), each following event will require, and cannot be effected without, the affirmative vote or consent of (x) while any share of the Convertible Preferred Stock is outstanding with respect to Section 9(a)(i)(1) and Section 9(a)(i)(2), and (y) while at least twenty-five percent (25%) of the Convertible Preferred Stock issued on the Initial Issue Date is outstanding with respect to Section 9(a)(i)(3), Section 9(a)(i)(4), Section 9(a)(i)(5) and Section 9(a)(i)(6), Majority Holders:

(1)    any amendment, modification or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii));

(2)    any issuances by the Company of shares of, or other securities convertible into, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(3)    any change in size of the Company’s Board of Directors;

(4)    any voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any deregistration or delisting of the Common Stock of the Company;

(5)    any incurrence by the Company of any indebtedness for borrowed money unless the aggregate amount of Net Debt of the Company and its Subsidiaries would not exceed $350,000,000 after giving effect to such incurrence; or

(6)    the disposition, spin-off, split-off or other divestiture of Mandiant Solutions, or any business unit or asset within Mandiant Solutions, in each case, in any transaction with consideration in excess of $300,000,000.

provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote or consent pursuant to Section 9(a)(i)(1) and Section 9(a)(i)(2):

(I)    any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)    any increase in the number of authorized shares of Convertible Preferred Stock as necessary with respect to issuances of shares of Convertible Preferred Stock in respect of Convertible Preferred Stock that was issued on the Initial Issue Date;

(III)    the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock that is both Dividend Junior Stock and Liquidation Junior Stock; and

(IV)    the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(ii) solely to give effect to such provision.

(ii)    Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to amend or correct this Certificate of Designations to cure any ambiguity or correct any omission, defect or inconsistency.

(b) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or restricted by the General Corporation Law of the State of Delaware, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the General Corporation Law of the State of Delaware as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof.

(c)    Procedures for Voting and Consents.

(i)    Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(b).

(ii)    Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)    Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Incorporation, the Bylaws or otherwise, a consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting.

Section 10.    CONVERSION.

(a)    Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)    Conversion at the Option of the Holders.

(i)    Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)    if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(g)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the Business Day prior to the consummation of the Fundamental Change, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(g)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2)    no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 10(h);

(3)    shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(4)    shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)    Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c) Mandatory Conversion at the Company’s Election.

(i)    Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day on or after the three (3) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and seventy-five percent (175%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)    Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(g). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock to the extent limited by Section 10(h).

(iii)    Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)    Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

(v)    Such Mandatory Conversion Notice must state:

(1)    that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Convertible Preferred Stock, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;

(2)    the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)    the name and address of the Paying Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;

(4)    that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(5)    the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion), the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Convertible Preferred Stock held by such Holder and, if applicable, the amount of accumulated and unpaid Regular Dividends, whether or not declared, in respect of such share of Convertible Preferred Stock as of the Mandatory Conversion Date.

(d)    Conversion Procedures.

(i)    Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)    Requirements for Holders to Exercise Optional Conversion Right.

(1)    Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Company as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 11(c).

(2)    Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)    Treatment of Accumulated Dividends upon Conversion.

(1)    No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(b)(i) and Section 10(c)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)    Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(d) notwithstanding such conversion.

(iv)    When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)    Settlement upon Conversion.

(i)    Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)(i)), on such shares of Convertible Preferred Stock to, but excluding, the Conversion Date) for such shares of Convertible Preferred Stock subject to conversion by (II) the Conversion Price, in each case, as of immediately before the Close of Business on such Conversion Date.

(ii)    Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)    Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(3)(B), 10(f)(i)(5) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)    Conversion Price Adjustments.

(i)    Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)    Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

    where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)    Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 10(f)(i)(3)(A) and Section 10(f)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:

    where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on such Record Date;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 10(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3)    Distribution Transactions and Other Distributed Property.

(A)    Distributions Other than Distribution Transactions. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(1) or 10(f)(i)(2);

(II)    dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(4);

(III)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 10(f)(iii);

(IV)    Distribution Transactions for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(3)(B);

(V)    a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply; and

(VI)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply, then the Conversion Price will be decreased based on the following formula:

    where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e) but without regard to Section 10(e)(ii), 10(h) or Section 10(e)(iii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)    Distribution Transactions. If the Company engages in a Distribution Transaction in which it distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 10(i) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such Distribution Transaction;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Distribution Transaction Valuation Period (as defined below); and

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Distribution Transaction over the ten (10) consecutive Trading Day period (the “Distribution Transaction Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Distribution Transaction (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of share or units of such Capital Stock or equity interests distributed per share of Common Stock in such Distribution Transaction.

provided, however, that in the event of a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), then no adjustment to the Conversion Price shall be made pursuant to this Section 10(f)(i)(3)(B).

The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Distribution Transaction Valuation Period that will be given effect immediately after the Close of Business of the Record Date for the Distribution Transaction, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Distribution Transaction Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the Last Trading Day of the Distribution Transaction Valuation Period.

To the extent any dividend or distribution of the type described in Section 10(f)(i)(3)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)    Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e) but without regard to Section 10(e)(ii), 10(h) or Section 10(e)(iii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)    Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	=	the Conversion Price in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)    No Adjustments in Certain Cases. Without limiting the operation of Section 5(b)(i) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i).

(iii)    Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 10(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 10(f)(i)(3)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 10(f)(i)(3)(A) if such rights expire, terminate or are redeemed.

(iv)    Distribution Transactions.

(1)    In the event the Company proposes to effect a Distribution Transaction, then, by written action of the Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock (the “Majority Holders”) delivered to the Company prior to the relevant Record Date, the Company will negotiate in good faith with such Majority Holders the terms and conditions of an exchange offer described herein (the “Spin-Off Exchange Offer”), and in the event the Spin-Off Exchange Offer is completed, then no adjustment to the Conversion Price shall be made pursuant to Section 10(f)(i)(3)(B).

(2)    In connection with the Spin-Off Exchange Offer, each share of Convertible Preferred Stock will be exchanged by the Company for one share of Mirror Preferred Stock and one share of Exchange Preferred Stock. The Liquidation Preference of the Convertible Preferred Stock will be allocated between the shares of Mirror Preferred Stock and Exchange Preferred Stock in accordance with the relative fair market value of the assets and businesses to be held by the Distributed Entity and the assets and businesses to be retained by the Company, as determined in good faith by the Board of Directors after consultation with the Majority Holders.

(3)    The Company and the Majority Holders will negotiate reasonably and in good faith and each will use its reasonable best efforts to agree on mutually agreeable terms for the Spin-Off Exchange Offer, including, without limitation, the certificate of designations with respect to the Mirror Preferred Stock and the certificate of designations with respect to the Exchange Preferred Stock, to reflect the fact that following the completion of the Spin-Off Exchange Offer the adjustments to the Conversion Price will be based upon the common stock of the Company and the common stock of the Distributed Entity, and that the rights, benefits, obligations and economic characteristics of the Series A Preferred Stock will not be expanded or diminished as a result of the exchange of shares of Convertible Preferred Stock for shares of Mirror Preferred Stock and Exchange Preferred Stock. The exchange of Convertible Preferred Stock for Exchange Preferred Stock in the Spin-Off Exchange Offer shall be structured in a manner so as to qualify as a tax-free recapitalization within the meaning of Section 368(a) of the Code to the maximum extent permitted by applicable law.

(v)    Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distributions on shares of Common Stock held in its treasury).

(vi)    Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)    Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)    Voluntary Conversion Price Decreases.

(i)    Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Majority Holders.

(ii)    Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h)    Restriction on Conversions.

(i)    Equity Treatment Limitation.

(1)    Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Company does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Company will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.

(2)    Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Company shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock).

(3)    Limitation on Certain Transactions. The Company will not, without the prior written consent of Majority Holders, effect any transaction that would require an adjustment to the Conversion Price pursuant to Section 10(f)(i) if the settlement of the conversion of all Convertible Preferred Stock then outstanding (assuming such conversion occurred immediately after giving effect to such adjustment) would result in any Deficit Shares pursuant to the Equity Treatment Limitation.

(i)    Effect of Common Stock Change Event.

(i)    Generally. If there occurs any:

(1)    recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)    consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)    sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)    other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)    from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)    if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(i)    Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(ii)    Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iii)    Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.

Section 11.    CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)    Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(c)    Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.    TAXES. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 13.    TERM. Except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 14.    CALCULATIONS.

(a)    Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices and accumulated Regular Dividends, whether or not declared, on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)    Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.    NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.

Section 16.    FACTS ASCERTAINABLE. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 17.    WAIVER. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Convertible Preferred Stock granted hereunder may be waived as to all shares of Convertible Preferred Stock (and the Holders thereof) upon the vote or written consent of the Majority Holders.

Section 18.    SEVERABILITY. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19.    NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

FireEye, Inc.

By:	/s/ Alexa King
Name: Alexa King
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

Certificate No.    [        ]

FireEye, Inc., a Delaware corporation (the “Company”), certifies that [        ] is the registered owner of [        ] shares of the Company’s 4.5% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, FireEye, Inc. has caused this instrument to be duly executed as of the date set forth below.

FIREEYE, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.        Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2.        Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

FireEye, Inc.

601 McCarthy Blvd.

Milpitas, CA 95035

Attention: General Counsel

OPTIONAL CONVERSION NOTICE

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.                         .

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

REDEMPTION NOTICE

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Redemption Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to redeem (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.

on                     .

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

evidenced by Certificate No.                             .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

ASSIGNMENT FORM

FireEye, Inc.

4.5% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Convertible Preferred Stock assigns to:

Name:

Address:

Social security or tax identification number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:

as agent to transfer the within Convertible Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT. THE COMPANY WILL GIVE TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SECURITIES PURCHASE AGREEMENT, AS IN EFFECT ON THE DATE OF THE GIVING OF SUCH COPY, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.]

B-1